EXHIBIT (32.2) (B)

Certification Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of United Bancshares, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brenda M. Hudson-Nelson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ‘1350, as adopted pursuant to ‘906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Brenda M. Hudson-Nelson
Brenda M. Hudson-Nelson
Executive Vice President
Principal Financial Officer
July 18, 2022